MANAGERS AMG FUNDS

POWER OF ATTORNEY

KNOW ALL PERSON’S BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints Lewis Collins, Donald S. Rumery, and Keitha L. Kinne (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any way and all capacities, to make, execute and sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of Managers AMG Funds (the “Trust”) relating to shares of the Trust proposed to be issued in connection with the anticipated reorganization transactions of The Yacktman Focused Fund and The Yacktman Fund, each a class of The Yacktman Funds, Inc., a Maryland corporation, into Yacktman Focused Fund and Yacktman Fund, respectively, each a series of the Trust, and any and all pre- and post-effective amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trust, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself might or could do.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Jack W. Aber Jack W. Aber, Trustee	April 4, 2012 Date

/s/ Christine C. Carsman Christine C. Carsman, Trustee	April 4, 2012 Date

/s/ William E. Chapman, II William E. Chapman, II, Trustee	April 4, 2012 Date

/s/ Edward J. Kaier Edward J. Kaier, Trustee	April 4, 2012 Date

/s/ Steven J. Paggioli Steven J. Paggioli, Trustee	April 4, 2012 Date

/s/ Eric Rackowski Eric Rakowski, Trustee	April 4, 2012 Date

/s/ Thomas R. Schneeweis Thomas R. Schneeweis, Trustee	April 4, 2012 Date

/s/ Keitha L. Kinne Keitha L. Kinne, President and Principal Executive Officer	April 4, 2012 Date

/s/ Donald S. Rumery Donald S. Rumery, Treasurer, Chief Financial Officer, and Principal Financial Officer	April 4, 2012 Date